Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2006, accompanying the financial statements included in the Annual Report of the UCAR Carbon Savings Plan on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of GrafTech International Ltd. (formerly UCAR International Inc.) Form S-8 (File No. 33-95548, effective August 9, 1995)

/s/ Grant Thornton LLP

Cleveland, Ohio
June 28, 2006